Beckstead and Watts, LLP

Certified Public Accountant

3340 Wynn Road Suite C

Las Vegas, NV 89102

702.257.1984

702.362.0540 fax

January 29, 2004

To Whom It May Concern:

The firm of Beckstead and Watts, LLP, consents to the inclusion of our report of January 29, 2004, on the Financial Statements of The Flower Valet. for the years ended December 31, 2003 and 2002, in its Form 10-KSB filing to be filed with the US Securities and Exchange Commission.

Signed,

/s/ Beckstead and Wats, LLP

Beckstead and Watts, LLP